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                                                                   EXHIBIT 10.46

                                SECOND AMENDMENT
                                     TO THE
                 WATERS CORPORATION SECOND AMENDED AND RESTATED
                    1996 LONG-TERM PERFORMANCE INCENTIVE PLAN

      WHEREAS, Waters Corporation (the "Corporation") has established and maintains an incentive plan for the benefit of certain key employees of the Corporation and its subsidiaries entitled the Waters Corporation Second Amended and Restated 1996 Long-Term Performance Incentive Plan (the "Plan"); and

      WHEREAS, the Corporation desires to amend the Plan;

      NOW THEREFORE, in accordance with the power of amendment contained in
Section 17 of the Plan, the Plan is hereby amended, effective as of December 13, 2006, as follows:

      1. The first paragraph of Section 13 of the Plan ("Dilution and Other Adjustments") is hereby amended to read in its entirety as follows:

                  "In the event of any change in the outstanding Common Shares of the Company by reason of any stock split, dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all of its assets, any distribution to stockholders other than a normal cash dividend, or other extraordinary or unusual event, in each such case occurring after June 10, 1999, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares subject to the Plan, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise or hurdle price for each share or other unit of any other securities subject to then outstanding Options or Stock Appreciation Rights (without change in the aggregate purchase price as to which such Options or Stock Appreciation Rights remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Restricted Period by reason of a Company repurchase right. Any adjustment in Awards made pursuant to this Section 13 shall be determined and made by the Committee and shall include any correlative modification of terms, including of Option or Stock Appreciation Right exercise or hurdle prices, rates of vesting or exercisability, Restricted Periods and applicable repurchase prices for Restricted

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                  Stock, which the Committee may deem necessary or appropriate so as to ensure the rights of the participants in their respective Awards are not substantially diminished or enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 13. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price or Stock Appreciation Right hurdle price per share pursuant to this Section 13 shall result in an exercise price or hurdle price which is less than the par value of the Common Shares."

      IN WITNESS WHEREOF, the Board of Directors of the Corporation has caused this amendment to be signed on its behalf by its duly authorized representative this 13th day of December, 2006.

                                 WATERS CORPORATION

                                 By:  /s/ Elizabeth B. Rae
                                      ---------------------------------------

                                 Its: Vice President, Corporate Human Resources